UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (October 6, 2014):  October 7, 2014

SIMON PROPERTY GROUP, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-36110	34-1755769
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 WEST WASHINGTON STREET
INDIANAPOLIS, INDIANA	46204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  317.636.1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement.

On October 6, 2014, Simon Property Group, L.P. (“Operating Partnership”) entered into a global commercial paper program (the “Program”) pursuant to which the Operating Partnership may issue from time to time unsecured commercial paper notes (the “Notes”), denominated in U.S. dollars, Euros and other currencies, up to a maximum aggregate amount outstanding at any time of $500.0 million, or the non-U.S. equivalent thereof, pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).  Notes issued in non-U.S. currencies may be issued by one or more subsidiaries of the Operating Partnership and guaranteed by the Operating Partnership.  The Notes will be sold under customary terms in the U.S and Euro commercial paper note markets and will rank (either by themselves or as a result of the guarantee described above) pari passu with all of the Operating Partnership’s other unsecured senior indebtedness.  The proceeds of the Notes will be used by the Operating Partnership for general corporate purposes.

Three commercial paper dealers will each act as a dealer under the Program (each a “Dealer” and, collectively, the “Dealers”) pursuant to the terms and conditions of a commercial paper dealer agreement entered into between the Operating Partnership and each Dealer (each a “Dealer Agreement”).

Each Dealer Agreement provides the terms under which the respective Dealer will either purchase from the Operating Partnership or arrange for the sale by the Operating Partnership of the Notes pursuant to an exemption from federal and state securities laws.  Each Dealer Agreement contains customary representations, warranties, covenants and indemnification provisions.  The form of Dealer Agreement is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference.  The description of the Program above is a summary and is qualified in its entirety by the terms of the Program as set forth in the form of Dealer Agreement.

From time to time, one or more of the Dealers and certain of their respective affiliates have provided, and may in the future provide, commercial banking, investment banking and other financial advisory services to the Operating Partnership and its affiliates from which they have received or will receive customary fees and expenses.

The Notes have not been and will not be registered under the Securities Act or state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.  The information contained in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities.

ITEM 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information related to the Program described under Item 1.01 above is hereby incorporated by reference under this Item 2.03.

ITEM 9.01  Financial Statements and Exhibits.

Exhibit No.	Description

Exhibit 10.1	Press Release, dated October 7, 2014, issued by Simon Property Group, Inc.

Exhibit 10.2	Form of Global Dealer Agreement between Simon Property Group, L.P., as Issuer, and the Dealer party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 7, 2014

SIMON PROPERTY GROUP, L.P.

	By:	Simon Property Group, Inc., the sole General Partner

		By:	/s/ Steven K. Broadwater
Steven K. Broadwater
Senior Vice President and
Chief Accounting Officer